Exhibit 21.1

Lydall, Inc. Subsidiary List as of December 31, 2014

I.             Parent Company
Lydall, Inc.

II.           First tier
Lydall Thermal/Acoustical, Inc.
Lydall Performance Materials, Inc.
Lydall International, Inc.
LDL C.V.
Southern Felt Company, Inc.

III.          Second tier
Charter Medical, Ltd.
Lydall Asia Limited
Lydall Thermal/Acoustical Sales, LLC
Lydall Netherlands B.V.

IV.          Third tier
Lydall Thermal/Acoustical (Taicang) Company Limited
Lydall Performance Materials B.V.
Lydall France S.A.S.
Lydall Holdings GmbH
Lydall UK Ltd.

V.    Fourth tier
Lydall Performance Materials S.A.S.
Lydall Thermique/Acoustique S.A.S.
Charter Medical S.A.S.
Lydall Gerhardi GmbH & Co. KG
Lydall Industrial Filtration (EMEA) Limited
Lydall Industrial Filtration Textile Manufacturing (EMEA) Limited
Andrew Industries (Hong Kong) Limited

VI.    Fifth tier
Health Filtration Limited
Lydall Industrial Textile Manufacturing Company (Shanghai) Limited
Andrew Industrial Textile Manufacturing Company (Wuxi) Limited
Andrew Industrial Textile Trading Company (Shanghai) Limited